UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AMERICAN LAND LEASE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AMERICAN LAND LEASE, INC.

29399 US 19 Hwy North, Suite 320

Clearwater, Florida 33761

(727) 726-8868

April 18, 2006

To Our Stockholders:

The 2006 Annual Meeting of Stockholders of American Land Lease, Inc. (the “Company”) will be held on May 3, 2006. If you have not yet returned your proxy card, we urge you to do so now. A duplicate proxy card and postage-paid return envelope are enclosed for your convenience.

We recently became aware that, due to a printer’s error, eight pages, pages 22 through 29, of our 2006 Proxy Statement were not included with the materials sent to you. A complete copy of the proxy statement is included with this letter.

We apologize for any inconvenience

Sincerely,

/s/ Shannon E. Smith
Secretary and
Chief Financial Officer